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                                  Exhibit 24(E)


                                Power of Attorney

                                S. Elaine Roberts
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                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director or officer of State Auto Financial Corporation, an Ohio corporation (the "Company"), hereby constitutes and appoints Robert H. Moone, John R. Lowther, and Steven J. Johnston and each of them, my true and lawful attorney-in-fact and agents, with full power to act without the other, with full power of substitution and resubstitution, for me and in my name, place and stead, in my capacity as director or officer of the Company, to execute the Company's Form 10-K Annual Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the Company's fiscal year ended December 31, 2002, for each fiscal year thereafter and any amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full powers and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the 7th day of March 2003.



             Signature                           Position(s) with the Company
             ---------                           ----------------------------


         /s/ Elaine Roberts                               Director
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